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                                                                    EXHIBIT 99.1

[TURNSTONE LOGO]


NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE


For Turnstone,                                             For Paragon,
Cathy Palmen                      Terry Schmid             Graham Parkins
Ph: (408) 268-8112                Ph: (408) 907-1638       Ph: +64 4 5703887
cathy_palmen@interprosepr.com     tschmid@turnstone.com    grahamp@paragon.co.nz



                   TURNSTONE SYSTEMS COMPLETES ACQUISITION OF
                            PARAGON SOLUTIONS LIMITED

Santa Clara, California, August 10, 2000 - Turnstone Systems (NASDAQ: TSTN) announced today that it has completed the acquisition of Paragon Solutions Limited. With this acquisition, Paragon Solutions has become a wholly owned subsidiary of Turnstone, based in New Zealand.

By creating the new subsidiary, Turnstone New Zealand, Turnstone is able to expand its presence in the Asia-Pacific region and broaden the scope of ongoing research and development activities. This will enable Turnstone to continue its leadership position in the loop management space as deregulation continues to spread throughout the world.


ABOUT TURNSTONE

Turnstone Systems, Inc. (NASDAQ: TSTN) is a leading provider of hardware and software products that enable local exchange carriers to rapidly deploy and efficiently maintain DSL services. Turnstone's flagship product, the Copper CrossConnect(R) CX100, is a loop management platform that is deployed in central offices to enable automation and remote control of physical layer tasks related to DSL installation, qualification and maintenance. Turnstone's CrossWorks(TM) software enables service providers to easily integrate these loop management functions into back-office Operational Support Systems (OSS), enhancing their ability to efficiently scale their DSL service offerings to meet ever-increasing demand. Turnstone is based in Santa Clara, California. For more information about Turnstone, visit www.turnstone.com, email info@turnstone.com or phone the toll-free number 877.8.COPPER.

This press release contains forward-looking statements concerning Turnstone's business. These forward-looking statements involve future events that involve risks and uncertainties that could affect Turnstone's ability to achieve its operating results. Further information on potential factors that could affect Turnstone, its business, and its financial results are detailed in filings with the Securities and Exchange Commission made from time to time by Turnstone, including its quarterly report on Form 10-Q for the fiscal quarters ended June 30, 2000 and March 31, 2000, and its Registration Statement on Form S-1. Turnstone



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undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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